Exhibit 23.1

MERCURIUS & ASSOCIATES LLP Formerly known as AJSH & Co LLP +91 11 4559 6689 info@masllp.com www.masllp.com

CONSENT LETTER

We hereby consent to the incorporation in the Form 10-K of Mobile Global Esports Inc. (the “Company”), with respect to the Financial Statements of the Company for the year ended December 31, 2024 and the related notes to the financial statements.

/s/ Mercurius & Associates LLP

Mercurius & Associates LLP

(Formerly known as AJSH & Co LLP)

March 31, 2025

New Delhi, India

LLPIN-AAG 1471 A-94/8, Wazirpur Industrial Area New Delhi-110052, India